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                                                                     Exhibit 4.3

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement ("Agreement") is entered into as of April 30, 1997, by and between American Equity Investment Life Holding Company (the "Company"), and persons set forth on Exhibit A attached hereto (the "Stockholders"), and evidences that for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

                             ARTICLE 1. INTRODUCTION

     Section 1. 1. Recitals. The Company and Stockholders have entered into Subscription Agreements between the Company and each of the Stockholders dated of even date (the "Subscription Agreements"), to issue and sell up to 233 units to the Stockholders each consisting of 2,500 shares of common stock, $.1.00 par value ("Common Stock"), of the Company and 500 stock purchase warrants (the "Warrants") pursuant to which the registered holder may purchase one share of Common Stock at a price of $12.00 per share This Agreement shall become effective upon the issuance of such securities to Stockholders pursuant to the Subscription Agreements. Certain capitalized terms used in this Agreement are defined in Article VI hereof; references to sections shall be to sections of this Agreement.

                         ARTICLE II. DEMAND REGISTRATION

     Section 2. 1. Request. From and after the initial public offering of the Company's Common Stock, upon the written request of the Initiating Holders, requesting that the Company effect the registration under the Securities Act of such Initiating Holders' Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to the Stockholder Representative who shall notify any other holders of Registrable Securities of the proposed filing, and thereupon the Company will use its best efforts to effect the registration under the Securities Act of the following:

     (a) the Registrable Securities which the Company has been requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request;

     (b) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 30 days after the giving of such written notice by the Company; and

     (c) all shares of Common Stock which the Company may elect to register in connection with the offering of Registrable Securities pursuant to this Article II;

all to the extent requisite to permit the disposition (in accordance with the intended method of disposition) of the Registrable Securities and the additional shares of Common Stock, if any, to be registered; provided, however, that the provisions of this Article II shall not require the Company to effect more than one registration of Registrable Securities; and, provided, further,
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that if the Company is engaged in negotiations in respect of a merger, acquisition, combination or other business opportunity and in the good faith judgment of the Board of Directors of the Company such transaction would be adversely affected by such registration, the Company shall be entitled to postpone the filing of such registration statement until such transaction would not be adversely affected by such filing but, in any event, for a period not to exceed 180 days.

     Section 2.2. Registration Statement Form. Registrations under this Article II shall be on an appropriate registration form of the Commission (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in continuous sales in the over- the-counter market or in accordance with the intended method of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which the Stockholders Representative shall reasonably request.

     Section 2.3. Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Article II.

     Section 2.4. Effective Registration Statement. A registration requested pursuant to this Article II shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective; provided, that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration is withdrawn by the Company (other than at the request of a majority of the Initiating Holders), interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason prior to the expiration of a 180-day period following such registration statement effectiveness (or, in the case of a Shelf Registration, the time period provided in Section 2.8), or (iii) the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than due solely to some act or omission by such Initiating Holders.

     Section 2.5. Selection of Underwriters. If a requested registration pursuant to this Article II involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company; provided, however, that the Company shall advise the Stockholder Representative of the proposed underwriter or underwriters who shall advise the holders of Registrable Securities of the names of such underwriter or underwriters and such holders shall have 30 days to submit to the Company in writing any objections to the proposed underwriter or underwriters.

     Section 2.6. Priority in Requested Registrations. If a requested registration pursuant to this Article 11 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to the Stockholder Representative) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Company and to the Stockholder Representative, the Company

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will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration pro rata among the holders thereof requesting such registration as provided in Section 2.1 on the basis of the number of such securities requested to be included in such registration by the holder or holders of Registrable Securities, and (ii) second, other securities of the Company included in such registration in any manner and amount selected by the Company; provided, however, if the proposed price range is not acceptable to the Stockholder Representative and the holders of Registrable Securities do not wish to sell any of their securities in the offering, but the Company wishes to proceed with the offering of the securities of the Company included in such registration, such registration shall not count as the one-time registration that holders of Registrable Securities are entitled to under this Article II;
and provided, however, that notwithstanding the allocation provisions of the first sentence of this Section 2.6, the managing underwriter advises the Company (with a copy to the Stockholder Representative) that, in its opinion, the number of securities requested to be included in such registration by the holders of Registrable Securities is too large in proportion to the number of other securities to be offered by the Company and the holders of Registrable
Securities consent to a reduction in the number of Registrable Securities to be included in the offering in order to permit the Company to sell the other securities offered by the Company, such registration shall not count as the one-time registration that holders of Registrable Securities are entitled to under Article II.

     Section 2.7. Shelf-Registration. A request by an Initiating Holder pursuant to Section 2.1 may specify that the intended method of disposition is a "shelf offering" ("Shelf Offering Request"). In addition to the other obligations of the Company set forth herein, in connection with a Shelf Offering Request, the Company will file a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission with respect to all Registrable Securities the Company is required to effect the registration of under this Article II (a "Shelf Registration"). The Company shall keep the Shelf Registration continuously effective for a period of at least 365 days following the date on which the Shelf Registration is declared effective (or such shorter period that terminates on the earlier of (i) a date specified by the holders of a majority (by number of shares) of the Registrable Securities covered by such statement or (ii) the date on which all Registrable Securities covered by such Shelf Registration have been sold or withdrawn, but in no case prior to the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable); provided, however, that such period shall be extended by the period of time that the holders of Registrable Securities are unable to sell Registrable Securities because of a "lock-up' imposed by an underwriter in connection with any underwritten offering by the Company. The Company shall supplement or make amendments to the Shelf Registration, if required by the registration form used by the Company, the instructions thereto, the Securities Act or the rules and regulations of the Commission, or if reasonably requested by the Stockholder Representative. The Company will furnish the Stockholder Representative a copy of all such supplements or amendments at least one business day prior to filing such supplement or amendment.

                      ARTICLE III. "PIGGYBACK" REGISTRATION

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     Section 3.1. Right to Include Registrable Securities. If the Company at any
time proposes to file a registration statement under the Securities Act covering any of its securities other than (i) a registration on Form S-8, or any successor or similar forms, (ii) a shelf registration under Rule 415 under the Securities Act for the sole purpose of registering shares to be issued in connection with the acquisition of assets, and (iii) pursuant to Article II, whether or not for sale for its own account, it will each such time give prompt written notice to the Stockholder Representative of its intention to do so and the Stockholder Representative shall provide written notice to the holders of Registrable Securities and of such proposed filing and of such holders' rights under this Article III. Upon the written request of any such holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the Company's intended methods of disposition) of the Registrable Securities requesting registration, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Stockholder Representative and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such piggyback registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Initiating Holders of Registrable Securities to request on a one-time basis that such registration be effected as a registration under Article II and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Article III shall relieve the Company of its obligation to effect a registration upon request of the Initiating Holders under Article II. The Company will pay all Registration Expenses incurred by holders by Registrable Securities in connection with each registration of Registrable Securities requested pursuant to this Article III.

     Section 3.2. Priority in Piggy-Back Registrations. If (i) a registration pursuant to this Article III involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Stockholder Representative by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then the Company may, upon written notice to the Stockholder Representative, reduce pro rata (if and to the extent stated by

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such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and securities proposed to be sold by any person other than the Company the registration of which shall have been requested by each holder of Registrable Securities and each person other than the Company so that the resultant aggregate number of such Registrable Securities so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter.

                       ARTICLE IV. REGISTRATION PROCEDURES

     Section 4. 1. Preparation of Filings. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Articles II or III, the following shall apply:

          (a) Registration Statement. The Company shall promptly prepare and file (in the case of a registration pursuant to Article II, such filing to be made within 90 days after the initial request of the Initiating Holders of Registrable Securities or in any event as soon after such request as possible) with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its best efforts to cause such registration statement to become and remain effective; provided, however, that the Company may withdraw any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 3.2, its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto; provided further, that before filing such registration statement or any amendments thereto, the Company will furnish to the Stockholder Representative and its counsel copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable approval of the Stockholder Representative and its counsel.

          (b) Amendments. The Company shall prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the following time periods: (i) in the case of a Shelf Registration under
     Article 11, the time period specified in Section 2.8; (ii) in the case of a registration under Article II other than a Shelf Registration, 30 days or such shorter period as all Registrable Securities have been sold in accordance with the intended method of disposition specified by the Initiating Holders thereof; and (iii) in the case of a registration under
     Article III, such period of time as the Company determines.

          (c) Copies of Documents. The Company shall furnish to the Stockholder Representative a conformed copy of such registration statement and of each amendment and supplement thereto (in each case including all exhibits to such Registration Statement), and

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     a of copy of the prospectus contained in such registration statement
     (including each preliminary prospectus and any summary prospectus) and any other prospectus filed pursuant to Rule 424 under the Securities Act.

          (d) Blue-Sky. The Company will use its best efforts to register or qualify all Registrable Securities under the securities laws or blue sky laws of the jurisdictions as the Stockholder Representative shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, or to consent to general service of process in any such jurisdiction.

          (e) Other Approvals. The Company will use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the intended disposition of such Registrable Securities.

          (f) Opinions, Comfort Letters. The Company shall furnish to the Stockholder Representative a signed counterpart, addressed to the Stockholder Representative, (and the underwriters, if any) of

               (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the Stockholder Representative, and

               (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as the Stockholder Representative (or the underwriters, if any) may reasonably request.

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          (g) Notice of Events. The Company will notify the Stockholder
     Representative at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Stockholder Representative promptly prepare and furnish to the Stockholder Representative and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

          (h) Earnings Statement. The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to the Stockholder Representative at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus.

          (i) Listing. The Company will cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or traded or quoted on each market on which the same class of securities issued by the Company are then listed, traded or quoted.

          (j) Transfer Agent. The Company will provide a transfer agent, registrar and a CUSIP number for all Registrable Securities no later than the effective date of such Registration Statement.

          (k) Access. The Company will make available for inspection by the Stockholder Representative, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Stockholder Representative (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not

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     be disclosed to the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that any decision not to disclose information pursuant to clause (i) shall be made after consultation with counsel for the Company and counsel for the Stockholder Representative; and the Stockholder Representative agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

     Section 4.2. Data from Holders of Registrable Securities. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

     Section 4.3. Discontinuance of Use of Prospectus. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any written notice from the Company of the occurrence of any event of the kind described in Section 4.l(g), such holder will forthwith discontinue such holder's offer of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.l(g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 4.l(b) shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by Section 4.l(g).

     Section 4.4. Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Article II, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to the Company and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 5.1. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and shall make such representations and warranties to or agreements with the Company or the underwriters, as they may reasonably request, including

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representations, warranties or agreements regarding such holder, such holder's
Registrable Securities, such holder's intended method of distribution and any other representation required by law, and indemnities to the effect and to the extent provided in Section 5.2.

     Section 4.5. Holdback Agreements. The Company agrees (i) if so required by a managing underwriter of an offering of Registrable Securities not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 90 days after any underwritten registration pursuant to Articles II or III has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-8, or any successor or similar forms thereto, and (ii) to cause each holder of its securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased directly from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to effect any such public sale or distribution of such securities during such period except as part of such underwritten registration.

                           ARTICLE V. INDEMNIFICATION

     Section 5.1. Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Articles II and III, the holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder and, provided ftirther that the Company shall not be liable to any Person who participates as an

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underwriter, in the offering or sale of Registrable Securities or to any other
Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the fmal prospectus, as the same may be then supplemented or arnended, within the time required by the Securities Act to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder, any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

     Section 5.2. Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Articles II or III, that the Company shall have received an undertaking satisfactory to it from the prospective seller of Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information fumished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, that such Sellers' liability under such indemnification shall be limited to the net sales proceeds actually received by such seller from the sale of the Company's securities pursuant to such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

     Section 5.3. Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 5.1 or 5.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 5.1 or 5.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish,

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with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

     Section 5.4. Other Indemnification. Indemnification similar to that specified in Sections 5.1 and 5.2 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority, other than the Securities Act.

     Section 5.5. Indemnification Payments. The indemnification required by this
Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                             ARTICLE VI. DEFINITIONS

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     Common Stock: The Common Stock, $1.00 par value, of the Company.

     Company: As defined in the introductory paragraph of this Agreement.

     Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar federal statute.

     Initiating Holders: Any holder or holders of at least 66-2/3 % of the Registrable Securities by number of shares at the time outstanding and initiating a request pursuant to Section 2.1 for the registration of all or part of such holder's or holders' Registrable Securities.

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

     Person: A corporation, an association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

     Registrable Securities: (a) any shares of Common Stock constituting a portion of the 500,000 shares of Common Stock offered by the Company pursuant to the Private Placement Memorandum dated April 21, 1997 (the "Memorandum"), (b) any shares of Common Stock constituting a portion of the 100,000 shares of Common Stock issued or issuable pursuant to the Warrants offered by the Company pursuant to the Memorandum, (c) any shares constituting a portion of the shares of Common Stock issued or issuable to Sanders Morris Mundy Inc. pursuant to the warrant to purchase units of the Company expiring April 30, 2000, and (d) any securities issued or issuable with respect to any Common Stock referred to in the foregoing subdivision by 'way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been resold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

     Registration Expenses: All expenses incident to the Company's performance of or compliance with Article II or III, including, without limitation, all registration, filing, listing, and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating, printing and engraving expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

     Securities Act: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

     Stockholders: As defined in Section I of this Agreement.

     Stockholder Representative: Sanders Morris Mundy Inc., a Texas corporation.

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                              ARTICLE VII. RULE 144

     Section 7.1. Rule 144. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a registration statement under the Securities Act, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Securities and Exchange Commission under the Securities
Act) and the rules and regulations adopted by the Commission thereunder. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                           ARTICLE VIII. MISCELLANEOUS

     Section 8.1. No Inconsistent Agreements. Without the written consent of the Stockholder Representative, the Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreements previously entered into by the Company.

     Section 8.2. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities.

     Section 8.3. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     Section 8.4. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     Section 8.5. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

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

     Section 8.6. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 8.7. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     Section 8.8. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of 51 % or more of the shares of Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

     Section 8.9. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     Section 8.10. Notices. Except as otherwise provided in this Agreement, all communications provided for hereunder shall be in writing and sent by first-class mail, postage prepaid, and (a) if addressed to any holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, (b) if addressed to the Company, American Equity Investment Life Holding Company, 5000 Westown Parkway, Suite 440, Des Moines, Iowa 50266, to the attention of its President, or (c) if addressed to the Stockholder Representative, Sanders Morris Mundy Inc., 3100 Texas Commerce Bank, Houston, Texas 77002, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                       AMERICAN EQUITY INVESTMENT LIFE
                                       HOLDING COMPANY


                                       By: /s/ D. J. Noble
                                           --------------------------------
                                           D. J. Noble, President

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